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                                                                    EXHIBIT 24.2


                    [Cooper Cameron Corporation Letterhead]





                 I, the undersigned, FRANKLIN MYERS, Secretary of COOPER CAMERON CORPORATION, a Delaware company (hereinafter called the "Company"), do hereby certify that pursuant to a unanimous Written Consent of the Board of Directors of the Company, dated June 26, 1998, the following resolutions were duly adopted:

                 RESOLVED, that the appropriate officers of the Company be, and each hereby is, authorized and empowered for, in the name and on behalf of the Company to prepare or cause to be prepared for filing and to file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to the shares provided for under the following plans as prescribed by the SEC,

                 Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant

                 Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Grove City Facility

                 Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Missouri City, Texas Facility

                 Individual Account Retirement Plan for Hourly-Paid Employees at the Cooper Cameron Corporation Mount Vernon Plant

                 Individual Account Retirement Plan for Cooper Cameron Corporation Hourly Employees, IAM, at the Superior Plant

                 Individual Account Retirement Plan for Cooper Cameron Corporation Hourly Employees, UAW, at the Superior Plant,

         together with all such information and data in connection therewith, and exhibits, amendments and supplements thereto as may be recommended by counsel for the Company or required by the SEC, and to do any and all acts and things such
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         officer shall deem necessary or appropriate in order that the
         Registration Statements may continue in effect in compliance with the Securities Act of 1933 and the rules and regulations promulgated thereunder; and

         FURTHER RESOLVED, that each director and officer of the Company who may be required to execute said Registration Statements or any amendments thereto be, and each hereby is, authorized and empowered to execute a power of attorney appointing Sheldon R. Erikson, Thomas R. Hix and Franklin Myers, and each of them severally, his or her true and lawful attorneys or attorney with power to act with or without the other and with full power of substitution, or resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, of the Company, said Registration Statements and any and all amendments thereto and any and all instruments and documents necessary or incidental in connection therewith, and to file the same with the SEC; that each of said attorneys shall have full power and authority to do and perform in the name and on behalf of said directors or officers, as the case may be, every act whatsoever necessary of desirable to be done in the premises as fully to all intents and purposes as each of said directors and officers might or could do in person; and

                 FURTHER RESOLVED, that it is desirable and in the best
         interest of the Company that the Common Stock to be offered under the above named Individual Account Retirement Plans be qualified or registered for sale in various states; that the Chief Executive Officer, the President, any Vice President, the Treasurer and the Secretary or any Assistant Secretary be, and each of them hereby is, authorized to determined the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities that may be offered under the Individual Account Retirement Plans as said officers may deem advisable in order to comply with applicable laws of such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such instrument or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company of the instruments and documents so executed and the action so taken; and
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                 FURTHER RESOLVED, that the appropriate officers of the Company be, and each hereby is, authorized and empowered to prepare and file or to cause to be prepared and to be filed applications for the listing on The New York Stock Exchange of the Common Stock to be issued pursuant to the Individual Account Retirement Plans; and Sheldon R. Erikson, Thomas R. Hix and Franklin Myers are hereby designated as the representatives of the Company to appear before the officials of such exchange and to modify or change the applications, if necessary, and to take such other steps as may be necessary to effect the listing of said securities on The New York Stock Exchange; and

                 FURTHER RESOLVED, that the appropriate officers of the Company be, and each hereby is, authorized and empowered, for and on behalf of the Company, to take or cause to be taken all such other and further actions, and to execute, acknowledge and deliver any and all such instruments as they may deem necessary or advisable to carry out the purposes and intent of the foregoing resolutions.

         I further certify that the foregoing resolutions have not been modified, revoked or rescinded and are in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of COOPER CAMERON CORPORATION, this 26th day of June, 1998.


                                                /s/ Franklin Myers
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                                             Franklin Myers
                                             Secretary



(CORPORATE SEAL)